AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1997

                                                  REGISTRATION NO. 333-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 SOUTHDOWN, INC.
             (Exact name of registrant as specified in its charter)

               LOUISIANA                                 72-0296500
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

      1200 SMITH STREET, SUITE 2400                        77002
            HOUSTON, TEXAS                              (Zip Code)
 (Address of Principal Executive Offices)

                                 SOUTHDOWN, INC.
                       1991 NONQUALIFIED STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS
                              (Full title of plan)

                               PATRICK S. BULLARD
                       VICE PRESIDENT AND GENERAL COUNSEL
                                 SOUTHDOWN, INC.
                          1200 SMITH STREET, SUITE 2400
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 650-6200
          (Telephone number, including area code, of agent for service)


                                            CALCULATION OF REGISTRATION FEE


                                                           Proposed                 Proposed
      Title of Securities           Amount to be       Maximum Offering         Maximum Aggregate         Amount of
      to be Registered(1)            Registered         Price Per Share          Offering Price       Registration Fee
      -------------------          -------------       -----------------        ------------------    -----------------
         Common Stock,
        $1.25 par value          250,000 shares(2)            (3)                 $8,526,400(3)           $2,583.76
      ===================        =================     ==================       ==================     ================

  (1) Includes the Preferred Stock Purchase Rights issuable  pursuant to the Rights  Agreement  dated March 14,  1991,  between the
      Registrant  and Chemical  Mellon  Shareholders  Services,  Inc.
  (2) Pursuant to Rule 416, includes  any  additional   shares  issued  pursuant to  the  antidilution provisions  of the
      1991  Nonqualified  Stock  Option Plan for  Non-Employee Directors.
  (3) Estimated,  pursuant to Rule 457(h), solely for the purpose of calculating the registration fee as follows:
        (i) the filing fee for the 230,000  shares not presently  under option was  calculated by reference to the average of the high and low sales prices of the Common Stock on the New York Stock Exchange on April 28, 1997,
            which was $35.44 per share,  for a total maximum  offering price for such 230,000  shares of $8,151,200.
        (ii)the filing fee for the 20,000 shares  presently under option was calculated by  reference  to the  average  price per share at which each  share  under option is exercisable,  $18.76 for a total maximum  offering price for such shares of $375,200.


EXHIBIT INDEX LOCATED AT PAGE 5

                                     GENERAL

     Pursuant to Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (Registration No. 33-45144) of Southdown, Inc. are incorporated herein by reference.

     This Registration Statement is filed solely to register additional securities of the same class as the securities registered pursuant to the effective Registration Statement referenced above relating to an employee benefit plan.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 31, 1997.

                                           SOUTHDOWN, INC.


                                           By:      CLARENCE C.  COMER
                                              ------------------------------


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                 TITLE                                  DATE
        --------------------------           ------------------------------               ------------------

          /S/ CLARENCE C. COMER                   President and Chief                       March 31, 1997
        -------------------------                 Executive Officer
            Clarence C. Comer                     and Director

           /S/ JAMES L. PERSKY                 Executive Vice President --                  March 31, 1997
     ------------------------------
             James L. Persky                   Finance and Administration
          /S/ ALLAN B. KORSAKOV                   Corporate Controller                      March 31, 1997
        ------------------------
            Allan B. Korsakov
             /S/ W. J. CONWAY                           Director                            March 31, 1997
    ---------------------------------
              W. J. Conway
          /S/ V. H. VAN HORN III                        Director                            March 31, 1997
     -------------------------------
           V. H. Van Horn III
        /S/ KILLIAN L. HUGER, JR.                       Director                            March 31, 1997
          Killian L. Huger, Jr.
        /S/ ROBERT G.  POTTER                           Director                            March 31, 1997
       ---------------------------
            Robert G.  Potter
           /S/ FRANK J. RYAN                            Director                            March 31, 1997
    --------------------------------
              Frank J. Ryan


                                                      -3-





           /S/ WHITSON SADLER                           Director                            March 31, 1997
             Whitson Sadler
            /S/ ROBERT J. SLATER                        Director                            March 31, 1997
      -----------------------------

            Robert J. Slater
        /S/ DAVID J. TIPPECONNIC                        Director                            March 31, 1997
      --------------------------
          David J. Tippeconnic
           /S/ RONALD N. TUTOR                          Director                            March 31, 1997
      ----------------------------
             Ronald N. Tutor
         /S/ STEVEN B. WOLITZER                         Director                            March 31, 1997
       --------------------------
           Steven B. Wolitzer


                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION
-------   ----------------------------------------------------------------------

     5 Opinions of Bracewell & Patterson, L.L.P. and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix regarding the legality of the shares of Common Stock covered by this Registration Statement.

  23.1 Consents of Bracewell & Patterson, L.L.P. and Correro Fishman Haygood Phelps Weiss Walmsley & Casteix (included in their opinions filed as
          Exhibit 5 hereto).

  23.2    Consent of Deloitte & Touche LLP

    99 Southdown, Inc. 1991 Nonqualified Stock Option Plan for Non- Employee Directors, as amended (incorporated by reference to Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

                                                      -5-